Exhibit 99.1

Allakos Provides Business Update and Reports Second Quarter 2022 Financial Results

SAN CARLOS, Calif., August 4, 2022 (GLOBE NEWSWIRE) – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing lirentelimab (AK002) and AK006 for the treatment of allergic and inflammatory diseases, today provided a business update and reported financial results for the second quarter ended June 30, 2022.

Recent Allakos Events

•
Submitted End-of-Phase 2 briefing package to FDA to discuss Phase 2 KRYPTOS data and development pathway of lirentelimab in patients with eosinophilic esophagitis (EoE). Meeting with FDA scheduled for third quarter of 2022.

Upcoming Allakos Milestones

•
Report topline data from Phase 3 EoDyssey study of lirentelimab (AK002) in patients with eosinophilic duodenitis (EoD) in third quarter of 2022.
•
Hold End-of-Phase 2 meeting with FDA during third quarter of 2022 to discuss Phase 2 KRYPTOS data and development path.
•
Initiate Phase 2b randomized, double-blind, placebo-controlled study of subcutaneous lirentelimab in patients with chronic spontaneous urticaria in third quarter of 2022.
•
Complete IND-enabling studies of AK006 by end of fourth quarter of 2022 and initiate first-in-human study in first half of 2023.
•
Report topline data from Phase 2 study of subcutaneous lirentelimab in patients with atopic dermatitis in second half of 2023.
•
Report topline data from Phase 2 study of subcutaneous lirentelimab in patients with chronic spontaneous urticaria in second half of 2023.

Second Quarter 2022 Financial Results

Research and development expenses were $34.4 million in the second quarter of 2022 compared to $41.0 million in second quarter of 2021. Second quarter 2022 research and development expenses decreased by $6.6 million compared to the same period in 2021 primarily due to a decrease in contract research and development and clinical costs primarily relating to lirentelimab, partially offset by an increase in equipment and overhead related costs related to the Company’s corporate facility.

General and administrative expenses were $14.7 million in the second quarter of 2022 compared to $16.2 million in second quarter of 2021. Second quarter 2022 general and administrative expenses decreased by $1.5 million compared to the same period in 2021 due to decreases in equipment and overhead related costs, personnel-related costs and in other general and administrative expenses.

Allakos reported a net loss of $49.1 million in the second quarter of 2022 compared to $57.2 million in the second quarter of 2021. The second quarter of 2022 included non-cash expenses for stock-based compensation of $11.8 million, compared to $11.4 million in the same period in 2021, and depreciation of $1.9 million, compared to $0.4 million in the same period in 2021. Net loss per basic and diluted share was $0.90 for the second quarter of 2022 compared to $1.07 in the second quarter of 2021.

Allakos ended the second quarter of 2022 with $212.4 million in cash, cash equivalents and investments.

About Allakos

Allakos is a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows for the direct targeting of cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. The Company’s most advanced antibodies are lirentelimab and AK006. Lirentelimab selectively targets both mast cells and eosinophils, two types of white blood cells that are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells and eosinophils have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Allakos is developing lirentelimab for the treatment of eosinophilic esophagitis (EoE), eosinophilic gastritis (EG), eosinophilic duodenitis (EoD), atopic dermatitis, chronic spontaneous urticaria and potentially additional indications. Lirentelimab has received orphan disease status for EoE, EG, and EoD from the U.S. Food and Drug Administration (FDA). AK006 targets Siglec-6, an inhibitory receptor expressed selectively on mast cells. AK006 appears to provide deeper mast cell inhibition than lirentelimab and, in addition to its inhibitory activity, reduce mast cell numbers. Allakos plans to begin human studies with AK006 in the first half of 2023. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ business plans and product candidates’ progress, the expected timing of FDA discussions and anticipated study results and the reporting of such results, plans relating to Allakos’ future IND-enabling studies and clinical trials, and Allakos’ upcoming milestones. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize lirentelimab (AK002), its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and prior clinical trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on March 1, 2022 and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:

Adam Tomasi, President and COO

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com

Allakos Inc.

UNAUDITED Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating expenses
Research and development	$34,448	$40,985	$211,255	$79,900
General and administrative	14,669	16,210	33,513	32,880
Total operating expenses	49,117	57,195	244,768	112,780
Loss from operations	(49,117)	(57,195)	(244,768)	(112,780)
Interest income	104	103	187	233
Other expense, net	(90)	(117)	(1,545)	(220)
Net loss	(49,103)	(57,209)	(246,126)	(112,767)
Unrealized gain (loss) on investments	209	(56)	(107)	24
Comprehensive loss	$(48,894)	$(57,265)	$(246,233)	$(112,743)
Net loss per common share:
Basic and diluted	$(0.90)	$(1.07)	$(4.50)	$(2.11)
Weighted-average number of common shares outstanding:
Basic and diluted	54,798	53,669	54,742	53,429

allakos inc.

UNAUDITED CONDENSED balance sheets

(in thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$82,452	$152,822
Investments	129,987	271,416
Prepaid expenses and other current assets	9,427	27,343
Total current assets	221,866	451,581
Property and equipment, net	41,300	43,100
Operating lease right-of-use assets	31,962	31,707
Other long-term assets	11,781	8,436
Total assets	$306,909	$534,824
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,865	$13,692
Accrued expenses and other current liabilities	26,638	26,557
Total current liabilities	36,503	40,249
Operating lease liabilities, net of current portion	47,597	49,099
Total liabilities	84,100	89,348
Stockholders’ equity:
Common stock	54	54
Additional paid-in capital	1,081,965	1,058,399
Accumulated other comprehensive loss	(260)	(153)
Accumulated deficit	(858,950)	(612,824)
Total stockholders’ equity	222,809	445,476
Total liabilities and stockholders’ equity	$306,909	$534,824